Exhibit 99.1

SUBSCRIPTION AGREEMENT

Adera Mines Limited
1020 Harwood Street, Suite 1201
Vancouver, British Columbia
Canada V6E 4R1

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of ADERA MINES LIMITED (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Adera Mines Limited

Executed this _____ day of ___________________, 2004.

___________________________________	___________________________________
___________________________________	Signature of Purchaser
___________________________________
Address of Purchaser
___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

Adera Mines Limited

By:	___________________________

Title:	___________________________